Exhibit 10.25

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of January 17, 2013, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time (each a “Lender” and collectively, the “Lenders”) including Oxford in its capacity as a Lender, and SOPHIRIS BIO INC (f/k/a PROTOX THERAPEUTICS INC.), a corporation amalgamated under the Business Corporations Act (British Columbia), with offices located at 1500 – 885 West Georgia Street, Vancouver, British Columbia, Canada, V6C 3E8 (“Parent”) and SOPHIRIS BIO CORP. (f/k/a PROTOX THERAPEUTICS CORP.), a Delaware corporation, with offices located at 1258 Prospect Street, La Jolla, California, 92037 (“Sophiris US” and, collectively with Parent, “Existing Borrowers” and, each individually, an “Existing Borrower”), and SOPHIRIS BIO HOLDING CORP., a Delaware corporation, with offices located at 1258 Prospect Street, La Jolla, California 92037 (‘Sophiris Holding” or “New Borrower” and, together with the Existing Borrowers, each a “Borrower” and collectively, “Borrowers”).

RECITALS

A. Collateral Agent, Lenders and Existing Borrowers have entered into that certain Loan and Security Agreement dated as of July 15, 2011 (as amended from time to time, the “Loan Agreement”).

B. Lenders have extended credit to the Existing Borrowers for the purposes permitted in the Loan Agreement.

C. Borrowers have requested that Collateral Agent and Lenders amend the Loan Agreement to (i) change Borrowers’ corporate names (ii) add the New Borrower as a Borrower under the Loan Documents, (iii) release several pieces of Intellectual Property from the Lenders’ Collateral and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Each reference in the Loan Documents to a “Borrower,” or to “Borrowers,” shall mean, include and refer to Sophiris Holding.

2.2 All references in the Loan Documents to Parent’s name “PROTOX THERAPEUTICS INC.” shall hereafter mean and refer to “SOPHIRIS BIO INC”, all references in the Loan Documents to “Protox US” shall hereafter mean and refer to “Sophiris US”, and all references in the Loan Document to “PROTOX THERAPEUTICS CORP.” shall hereafter mean and refer to “SOPHIRIS BIO CORP.”

2.3 Section 14.1 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 14.1 of the Loan Agreement as follows:

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“Released IP” means those items of Intellectual Property listed on Annex II to Exhibit A attached hereto.

2.4 Exhibit A to the Loan Agreement hereby is replaced in its entirety with Exhibit A attached hereto.

2.5 Exhibit B of the IP Agreement executed by Parent in connection with the Loan Agreement hereby is replaced in its entirety with Exhibit B attached hereto.

2.6 Collateral Agent and the Lenders hereby release their liens on the Released IP.

3. Limitation of Amendment.

3.1 The amendments set forth in Section 2, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Collateral Agent and the Lenders to enter into this Amendment, each Borrower hereby represents and warrants to Collateral Agent and the Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Collateral Agent and the Lenders on the Effective Date, or subsequent thereto, are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability

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may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and the Lenders of (i) this Amendment by each party hereto, (ii) duly executed original signatures to an officer’s certificate for each Borrower, in a form acceptable to Collateral Agent, (iii) receipt by Collateral Agent and Lenders of evidence satisfactory to them that the ownership interest in the Released IP has reverted back to the United States Public Health Service, and (iv) Borrowers’ payment of all Lenders’ Expenses incurred through the date of this Amendment. Borrowers authorize Collateral Agent to file a UCC-3 Financing Statement Amendment with respect to (a) the foregoing name changes and (b) the release of Collateral Agent’s liens in the Released IP.

[Balance of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT: OXFORD FINANCE LLC

By:	/s/ Mark A. Davis
Name:	Mark A. Davis
Title:	VP Finance, Secretary and Treasurer

LENDER: OXFORD FINANCE FUNDING TRUST 2012-1

By: Oxford Finance LLC, as Servicer

By:	/s/ Mark A. Davis
Name:	Mark A. Davis
Title:	VP Finance, Secretary and Treasurer

BORROWERS: SOPHIRIS BIO INC		SOPHIRIS BIO CORP.

By:	/s/ Randall E. Woods	By:	/s/ Randall E. Woods
Name:	Randy Woods	Name:	Randy Woods
Title:	President and CEO	Title:	President and CEO

SOPHIRIS BIO HOLDING CORP.

By:	/s/ Randall E. Woods
Name:	Randy Woods
Title:	President and CEO

[Signature Page to First Amendment to Loan and Security Agreement]

EXHIBIT A

The Collateral consists of all of each Borrower’s right, title and interest in and to the following personal property:

All of such Borrower’s present and after acquired personal property including, without limitation, goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include:

(i) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Subsidiary of Borrower not incorporated or organized under the laws of one of the States or jurisdictions of the United States (in the event that Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code);

(ii) equipment (and any accessions, attachments, replacements or improvements thereon) that is subject to a Lien that is a Permitted Lien, provided, that upon the release of any such Lien, such equipment (and any accessions, attachments, replacements or improvements thereon) shall be deemed to be Collateral hereunder and shall be subject to the security interest granted;

(iii) any license listed on Annex I hereto (each, an “Inbound License”) if and to the extent such Inbound License includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of a Borrower therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling the licensor to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (a) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such Inbound License or (b) such prohibition would be rendered ineffective pursuant to Section 9-408 of the New York Uniform Commercial Code; provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Borrower shall be deemed to have granted on the date hereof a security interest in, all its rights, title and interests in and to such Inbound License as if such provision had never been in effect; or

(iv) all Patents listed on Annex II hereto.

ANNEX I

(Licenses for Which Consent/Waiver Shall be Obtained – as of the Effective Date)

1. Exclusive License Agreement effective October 16, 2009 between University of Victoria Innovation and Development Corporation, The John Hopkins University and Protox Therapeutics Inc., as amended by Exclusive License Amending Agreement made the 1st day of July, 2010 between University of Victoria Innovation and Development Corporation, The John Hopkins University and Protox Therapeutics Inc.; and

2. Exclusive License Agreement effective September 30, 2004 between University of Victoria Innovation and Development Corporation, The John Hopkins University and Protox Therapeutics Inc., as amended by Amendment to Exclusive License Agreement dated December 8, 2004 (last party signed on January 10, 2005) between University of Victoria Innovation and Development Corporation, The John Hopkins University and Protox Therapeutics Inc., as amended by Exclusive License Amending Agreement made the 1st day of July, 2010 between University of Victoria Innovation and Development Corporation, The John Hopkins University and Protox Therapeutics Inc.

in each case, as amended from time to time.

ANNEX II

(Patents excluded from the definition of Collateral)

Description	Patent/App. No.	File Date	Country
Circularly permuted ligands and circularly permuted chimeric molecules	08/225,224	6/03/97	U.S.
Circularly permuted ligands and circularly permuted chimeric molecules	1995022857	11/5/98	Australia
Circularly permuted ligands and circularly permuted chimeric molecules	2,187,283	9/23/08	Canada
Circularly permuted ligands and circularly permuted chimeric molecules	95916319.7	1/29/03	EPC
Circularly permuted ligands and circularly permuted chimeric molecules	08/722,258	12/10/07	U.S.
Convection enhanced drug delivery	08/616,785	2/24/98	U.S.
Method for convection enhanced delivery of therapeutic agents	2003299140	9/24/03	Australia
Method for convection enhanced delivery of therapeutic agents	2,499,573	9/24/03	Canada
Method for convection enhanced delivery of therapeutic agents	3756863.1	9/24/03	EPC
Method for convection enhanced delivery of therapeutic agents	10/528,310	9/24/03	U.S.
Treating cancer stem cells using targeted cargo proteins	PCT/CA2009/001323	9/21/09	PCT
Treating cancer stem cells using targeted cargo proteins	13/119,426	3/16/11	U.S.
Targeted cargo protein combination therapy	12/579,281	10/14/09	U.S.
Use of human serum albumin to decrease antigenicity of therapeutic proteins	61/406,052	10/22/10	U.S. Provisional
Methods and compositions for inhibiting cell death or enhancing cell proliferation	2,622,504	9/8/06	Canada
Methods and compositions for inhibiting cell death or enhancing cell proliferation	6851440.5	9/8/06	EPC
Methods and compositions for inhibiting cell death or enhancing cell proliferation	2008-536580	9/8/06	Japan
Methods and compositions for inhibiting cell death or enhancing cell proliferation	11/991,692	9/8/06	U.S.
Receptor-mediated uptake of an extracellular BCL-XL fusion protein inhibits apoptosis	6,737,511	5/15/04	U.S.
Receptor-mediated uptake of an extracellular BCL-XL fusion protein inhibits apoptosis	12/147,924	6/27/08	US Divisional

EXHIBIT B

Patents

Description	Patent/App. No.	File Date	Country
Proaerolysin containing protease activation sequences and methods of use for treatment of prostate cancer	2002331720	8/23/02	Australia
Proaerolysin containing protease activation sequences and methods of use for treatment of prostate cancer	2,457,903	8/23/02	Canada
Proaerolysin containing protease activation sequences and methods of use for treatment of prostate cancer	2816622.1	8/23/02	China
Proaerolysin containing protease activation sequences and methods of use for treatment of prostate cancer	2768702.9	8/23/02	EPC
Proaerolysin containing protease activation sequences and methods of use for treatment of prostate cancer	TBD (divisional)	8/23/02	EPC
Proaerolysin containing protease activation sequences and methods of use for treatment of prostate cancer	2003-523270	8/23/02	Japan
Proaerolysin containing protease activation sequences and methods of use for treatment of prostate cancer	10/487,115	2/18/04	U.S.
Proaerolysin containing protease activation sequences and methods of use for treatment of prostate cancer	11/856,543	9/17/07	U.S.
Proaerolysin containing protease activation sequences and methods of use for treatment of prostate cancer	12/788,913	5/27/10	U.S.
Proaerolysin containing protease activation sequences and methods of use for treatment of prostate cancer	2004/02319	8/23/02	South Africa
Proaerolysin containing protease activation sequences and methods of use for treatment of prostate cancer	00379/KOLNP/04	8/23/02	India
Proaerolysin containing protease activation sequences and methods of use for treatment of prostate cancer	2389/KOLNP/2007	3/22/04	India
Modified pore-forming protein toxins and use thereof	12/094,597	11/21/06	U.S.
Modified pore-forming protein toxins and use thereof	2630559	11/21/06	Canada
Modified pore-forming protein toxins and use thereof	6804758.8	11/21/06	EPC
Modified pore-forming protein toxins and use thereof	11166965.1	5/20/11	EPC
Method of treating or preventing benign prostatic hyperplasia using modified pore-forming proteins	2006257664	6/14/06	Australia
Method of treating or preventing benign prostatic hyperplasia using modified pore-forming proteins	2,611,839	6/14/06	Canada

Method of treating or preventing benign prostatic hyperplasia using modified pore-forming proteins	200680028473.6	6/14/06	China
Method of treating or preventing benign prostatic hyperplasia using modified pore-forming proteins	6761050.1	6/14/06	EPC
Method of treating or preventing benign prostatic hyperplasia using modified pore-forming proteins	188143	6/14/06	Israel
Method of treating or preventing benign prostatic hyperplasia using modified pore-forming proteins	2008-516088	6/14/06	Japan
Method of treating or preventing benign prostatic hyperplasia using modified pore-forming proteins	564954	6/14/06	New Zealand
Method of treating or preventing benign prostatic hyperplasia using modified pore-forming proteins	200718733-9	6/14/06	Singapore
Method of treating or preventing benign prostatic hyperplasia using modified pore-forming proteins	11/921,964	12/10/07	U.S.
Method of treating or preventing benign prostatic hyperplasia using modified pore-forming proteins	10-2008-7001038	6/14/06	Korea
Method of treating or preventing benign prostatic hyperplasia using modified pore-forming proteins	2007/10813	6/14/06	South Africa
Method for treating prostatitis utilizing modified pore-forming protein proaerolysin	PCT/CA2009/001837	12/15/09	PCT